FORTRESS INTERNATIONAL GROUP

DELAYS INVESTOR CALL

COLUMBIA, MD – May 14, 2013 - Fortress International Group, Inc. announced today that it will delay its investor call scheduled for this afternoon because of a technical accounting issue. The company’s auditor, Grant Thorton, is reviewing the company’s accounting treatment of the sale of batteries under its contract with the Washington Metropolitan Area Transit Authority. The company will provide an update on the status of this issue tomorrow.

About Fortress International Group, Inc.

Fortress International Group, Inc. is leading mission-critical facilities into a new era of maximum uptime and efficiency. Fortress provides consulting and engineering, construction management and 24/7/365 site services for the world's most technology dependent organizations. Serving as a trusted advisor, Fortress delivers the strategic guidance and pre-planning that makes every stage of the critical facility lifecycle more efficient. For those who own, lease or manage mission-critical facilities, Fortress provides innovative end-to-end capital management, energy, IT strategy, procurement, design, construction, implementation and operations solutions that optimize performance and reduce cost.

Fortress International Group, Inc. is headquartered in Maryland, with offices throughout the U.S. For more information, visit: www.thefigi.com or call 888-321-4877.